UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2009

Cole Credit Property Trust III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-149290	26-1846406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

We commenced our initial public offering of 250,000,000 shares of common stock on October 1, 2008. Pursuant to the terms of the offering, we were required to deposit all subscription proceeds in escrow pursuant to the terms of the Escrow Agreement with UMB Bank, N.A. until we received subscriptions aggregating at least $2,500,000. As of January 6, 2009, we had satisfied these conditions of the Escrow Agreement. In addition, we had a special escrow account for subscriptions from residents of Pennsylvania and we held subscriptions from Pennsylvania residents in a special escrow account until we received subscriptions for shares aggregating at least $125,000,000 in gross offering proceeds. The conditions of the special escrow account for Pennsylvania were satisfied as of March 31, 2009. As of March 31, 2009, we had accepted investors’ subscriptions for, and issued, 12,862,168 shares of our common stock in the offering, resulting in gross proceeds of approximately $128.6 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 1, 2009	COLE CREDIT PROPERTY TRUST III, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Secretary